Exhibit 99.n

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Aberdeen Standard Global Infrastructure Income Fund:

We consent to the use of our report dated June 25, 2020 with respect to the financial statement of the Aberdeen Standard Global Infrastructure Income Fund as of June 19, 2020, herein and to the reference to our firm under the heading “ Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 25, 2020